Exhibit 99.B(h)(1)(vi)

SIXTH AMENDMENT AGREEMENT

Amending the terms of a Fund Administration and Accounting Agreement

This Sixth Amendment Agreement, made as of November 25, 2019, is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and the Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BNY entered into a fund administration and accounting agreement on September 29, 2000, as amended (the “Administration Agreement”). Pursuant to the Administration Agreement, fifteen series of the Trust appointed BNY as fund administrator and accountant.

In accordance with Section 10 of the Administration Agreement, the parties now wish to amend the Administration Agreement to reflect name changes for the series of the Trust.

By executing this Sixth Amendment Agreement, the parties agree to be bound by the terms of the Administration Agreement as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Administration Agreement as follows:

1.             Amendment to Exhibit

1.1.      Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of Baillie Gifford Asia Ex Japan Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford Global Stewardship Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Long Term Global Growth Fund, Baillie Gifford Multi Asset Fund, Baillie Gifford Positive Change Equities Fund and Baillie Gifford U.S. Equity Growth Fund.

/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds

THE BANK OF NEW YORK MELLON

/s/ Robert Jordan
Name: Robert Jordan
Authority: Direcor

Exhibit A

1.             Baillie Gifford Asia Ex Japan Fund (formerly known as The Asia Ex Japan Fund)

2.             Baillie Gifford Developed EAFE All Cap Fund (formerly known as The EAFE Pure Fund)

3.             Baillie Gifford EAFE Plus All Cap Fund (formerly known as The EAFE Choice Fund)

4.             Baillie Gifford Emerging Markets Equities Fund (formerly known as The Emerging Markets Fund)

5.             Baillie Gifford Global Alpha Equities Fund (formerly known as The Global Alpha Equity Fund)

6.             Baillie Gifford Global Stewardship Equities Fund (formerly known as The Global Select Equity Fund)

7.             Baillie Gifford International All Cap Fund (formerly known as The International Choice Fund)

8.             Baillie Gifford International Alpha Fund (formerly known as The International Equity Fund)

9.             Baillie Gifford International Concentrated Growth Equities Fund (formerly known as The International Concentrated Growth Fund)

10.      Baillie Gifford International Growth Fund (formerly known as The EAFE Fund)

11.      Baillie Gifford International Smaller Companies Fund (formerly known as The International Smaller Companies Fund)

12.      Baillie Gifford Long Term Global Growth Fund (formerly known as The Long Term Global Growth Equity Fund)

13.      Baillie Gifford Multi Asset Fund (formerly known as The Multi Asset Fund)

14.      Baillie Gifford Positive Change Equities Fund (formerly known as The Positive Change Equity Fund)

15.      Baillie Gifford U.S. Equity Growth Fund (formerly known as The U.S. Equity Growth Fund)